Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amended 10-K/A statement of our report dated June 24, 2011, relating to the financial statements of Las Vegas Railway Express, Inc.

/s/ Hamilton PC

Denver, Colorado

June 27, 2011